Exhibit 21.1 Subsidiaries of the Registrant




Subsidiaries                                    State of Incorporation/Formation
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Quad City Bank and Trust Company                            Iowa
Cedar Rapids Bank and Trust Company                         Iowa
Quad City Bancard, Inc.                                   Delaware
Quad City Holdings Capital Trust I                        Delaware
Allied Merchant Services, Inc.                            Delaware



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